As filed with the Securities and Exchange Commission on October 4, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1406262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767
(address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David W. Leedom
Executive Vice President and Chief Financial Officer
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767
(Name, address, including zip code, and telephone number
including area code, of agent for service)

Copy to:
Jeffrey M. Werthan, Esq.
Robert J. Wild, Esq.
Katten Muchin Rosenman LLP
2900 K Street NW, Suite 200
Washington, D.C.  20007
Telephone No.: (202) 625-3500
Facsimile No.: (202) 298-7570

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,563,100(1)	$23.93(1)	$37,404,983(1)	$5,103(1)

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)           Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low prices reported on the NASDAQ Global Market on October 1, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 4, 2012

PROSPECTUS

1,563,100 shares

Meta Financial Group, Inc.

Common Stock

This prospectus relates solely to the resale of up to an aggregate of 1,563,100 shares of common stock of Meta Financial Group, Inc. (“Meta Financial” or the “Company”) by the non-affiliate selling stockholders named in this prospectus. The shares offered by this prospectus relate to shares issued in nine separate private placements of shares completed on September 28, 2012.

The selling stockholders may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” on page 6. Each selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The registration of these shares for resale does not necessarily mean that the selling stockholders will sell any of their shares.

The Company will not receive any of the proceeds from the sale of these shares by the selling stockholders.

The shares of the Company’s common stock are listed on the NASDAQ Global Market under the symbol “CASH.” On October 3, 2012, the closing price of the Company’s shares was $24.53 per share.

Investing in these securities involves risks.  You should carefully review the discussion under the heading “Risk Factors” on page 1.

The Company’s common stock is not a savings account, deposit or other obligation of any of our bank or nonbank subsidiaries. The common stock is not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated October       , 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration, or continuous offering, process.  Pursuant to this shelf process, the selling stockholders named under the heading “Selling Stockholders” may sell the securities described in this prospectus from time to time in one or more offerings.  We may also file a prospectus supplement to add, update or change information contained in this prospectus.  This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein include important information about us, the securities being offered and other information you should know before investing.  You should read this prospectus and any applicable prospectus supplement together with the additional information about us described in the sections below entitled “Available Information” and “Information Incorporated by Reference.”

The information in this prospectus and any prospectus supplement is accurate as of the date on the front cover.  Information incorporated by reference into this prospectus and any prospectus supplement is accurate as of the date of the document from which the information is incorporated.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any other date.

Unless the context otherwise requires, all references in this prospectus to “Meta Financial,” “us,” “our,” “we,” the “Company” or other similar terms are to Meta Financial Group, Inc.

AVAILABLE INFORMATION

We are a public company and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public on the SEC’s website at “http://www.sec.gov.”  In addition, because our stock is listed for trading on the NASDAQ Global Market, you can read and copy reports and other information concerning us at the offices of the NASDAQ Stock Market located at One Liberty Plaza, 165 Broadway, New York, New York 10006.

We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus.  This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC.  You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus.  Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.  You may:

•	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room;

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•	obtain a copy from the SEC website.

Our mailing address is 5501 South Broadband Lane Sioux Falls, South Dakota 57108, and our Internet address is www.metafinancialgroup.com.  Our telephone number is (605) 782-1767.  General information, financial news releases and filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to such reports are available free of charge on the SEC’s website at www.sec.gov.  We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank™ (the “Bank”) or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company’s employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third-party vendors; the scope of restrictions and compliance requirements imposed by the supervisory directives and/or the Consent Orders entered into by the Company and the Bank with the Office of Thrift Supervision (the functions of which were transferred to the Office of the Comptroller of the Currency (“OCC”) and the Federal Reserve) and any other such actions which may be initiated; the impact of changes in financial services’ laws and regulations, including but not limited to our relationship with our regulators, the OCC and the Federal Reserve; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; litigation risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic filings with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.

iii

META FINANCIAL

Meta Financial, a registered unitary savings and loan holding company regulated by the Federal Reserve, is a Delaware corporation, the principal assets of which are all the issued and outstanding shares of the Bank, a federal savings bank regulated by the OCC.  Unless the context otherwise requires, references herein to Meta Financial include Meta Financial and the Bank, and all subsidiaries on a consolidated basis.

The Bank is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves and a payments company that provides services nationwide.  The principal business of the Bank has historically consisted of attracting retail deposits from the general public and investing those funds primarily in one- to four-family residential mortgage loans, commercial and multi-family real estate, agricultural operations and real estate, construction, and consumer and commercial business loans primarily in the Bank’s market areas.  The Bank also purchases loan participations, mortgage-backed securities and other investments permissible under applicable regulations.

The Bank has four market areas and the Meta Payment Systems®, or MPS, division: Northwest Iowa (“NWI”), Brookings, Central Iowa (“CI”), and Sioux Empire (“SE”).  The Bank’s headquarters is located at 121 East Fifth Street in Storm Lake, Iowa.  NWI operates two offices in Storm Lake, Iowa.  Brookings operates one office in Brookings, South Dakota.  CI operates a total of six offices in Iowa:  Des Moines (3), West Des Moines (2) and Urbandale.  SE operates three offices and one administrative office in Sioux Falls, South Dakota.  MPS, which offers prepaid cards and other payment industry products and services nationwide, operates out of Sioux Falls, South Dakota and has an administrative office in Omaha, Nebraska.  The Company also has a total of twelve full-service branch offices, and one non-retail service branch in Memphis, Tennessee.

In 2004, the Bank created the MPS division, which issues various prepaid cards and consumer credit products, sponsors ATMs in various debit networks and offers other payment industry products and services.  MPS generates fee income and low- and no-cost deposits for the Bank through its activities.

The Company’s revenues are derived primarily from interest on commercial and residential mortgage loans, mortgage-backed securities, income generated through the activities of MPS, other investments, consumer loans, agricultural operating loans, commercial business loans, income from service charges, loan origination fees, and loan servicing fee income.

RISK FACTORS

Before you decide to invest in the Company’s common stock, you should consider the risk factors discussed in the Company’s filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference into this prospectus, including those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2011, March 31, 2012 and June 30, 2012.  See “Information Incorporated By Reference.”

In addition to the risk factors incorporated by reference into this prospectus, before you decide to invest in the Company’s common stock, you should also consider the following risks related to the Company’s common stock.

Shares of the Company’s common stock are equity interests and are subordinate to the Company’s existing and future indebtedness and any future issuances of preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against the Company’s subsidiaries.

Shares of the Company’s common stock are equity interests in Meta Financial and do not constitute indebtedness.  As such, shares of the Company’s common stock will rank junior to all of the Company’s indebtedness and to other non-equity claims against the Company and its assets available to satisfy claims against the Company, including in the Company’s liquidation.  The Company’s board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of the Company’s common stock, and the Company is permitted to incur additional debt.  Upon liquidation of the Company, lenders and holders of the Company’s debt securities and preferred stock would receive distributions of the Company’s available assets prior to holders of the Company’s common stock.  Furthermore, the Company’s right to participate in a distribution of assets upon any of the Company’s subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors, including holders of any preferred stock.

The Company’s certificate of incorporation, as amended, the Company’s amended and restated bylaws and certain banking laws may have an anti-takeover effect.

Provisions of the Company’s certificate of incorporation, as amended, and amended and restated bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire the Company, even if doing so would be perceived to be beneficial to the Company’s stockholders.  The combination of these provisions may prohibit a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of the Company’s common stock.

An investment in the Company’s common stock is not an insured deposit.

The Company’s common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund, or by any other public or private entity.  An investment in the Company’s common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus and is subject to the same market forces that affect the price of common stock in any company.  As a result, if you acquire the Company’s common stock, you may lose some or all of your investment.

Federal law generally provides that no person or entity, acting directly or indirectly or through or in concert with one or more other persons or entities, may acquire “control” of a savings and loan holding company, such as the Company, without the prior approval of the Federal Reserve.

In addition to the Limit (defined herein under “Description of Common Stock - Certain Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions”) which imposes a limitation on a record owner’s ability to vote shares in excess of 10% of the then-outstanding shares of the Company’s common stock, applicable laws and regulations affect the ability for an investor to make investments in savings and loan holding companies or federal savings banks (collectively, “savings institutions”).  The regulations generally require prior regulatory approval for an acquisition of control of an insured institution (as defined in the Change in Bank Control Act (the “CBCA”)) or holding company thereof by any person (or persons acting in concert). Control is deemed to exist if, among other things, a person (or persons acting in concert) acquires more than 25% of any class of voting stock of an insured institution or holding company thereof. Under the CBCA, control is presumed to exist subject to rebuttal if a person (or persons acting in concert) acquires more than 10% of any class of voting stock and either (1) the corporation has registered securities under Section 12 of the Exchange Act, or (2) no person will own, control or hold the power to vote a greater percentage of that class of voting securities immediately after the transaction. The concept of acting in concert is very broad and also is subject to certain rebuttable presumptions, including among others, that relatives, business partners, management officials, affiliates and others may be presumed to be acting in concert with each other and their businesses.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered for sale in this prospectus by the selling stockholders.  The selling stockholders will receive all of the net proceeds from these sales.

SELLING STOCKHOLDERS

On August 16, 2012, the Company entered into nine separate Securities Purchase Agreements (collectively, the “Purchase Agreements”) in connection with private placements of common stock of the Company with the following selling stockholders: (i) ACP MFG Holdings, LLC (the “Altamont Investor”), which is an affiliate of Altamont Capital Partners; (ii) Bay Pond Partners, L.P., Bay Pond Investors (Bermuda) L.P., Ithan Creek Master Investment Partnership (Cayman) II, L.P., Ithan Creek Master Investors (Cayman) L.P., Wolf Creek Partners, L.P. and Wolf Creek Investors (Bermuda) L.P., which are institutional investors advised by Wellington Management Company, LLP (collectively, the “Wellington Investors”); (iii) BEP Meta LLC (the “Brookside Investor”), which is an affiliate of Brookside Equity Partners LLC; (iv) Boathouse Row I, LP, Boathouse Row II, LP and Boathouse Row Offshore, Ltd. (collectively, the “Philadelphia Investors”), which are affiliates of Philadelphia Financial Management of San Francisco, LLC; (v) Greg Gersack, Stephen G. Skiba and Robert B. Cook Trust U/A/D May 5, 2005 (collectively, the “Individual Investors”); (vi) Harvest Opportunity Partners II, L.P., Harvest Diversified Partners, L.P. and Harvest Opportunity Partners Offshore Fund, Ltd. (collectively, the “Harvest Investors”), which are affiliates of Harvest Capital Strategies LLC; (vii) JTH Financial, LLC (the “JTH Investor”), which is an affiliate of JTH Holding Inc. (NASDAQ: TAX), parent of Liberty Tax Service; (viii) NetSpend Holdings, Inc. (NASDAQ: NTSP) (“NetSpend”); and (ix) Prism Partners I, L.P., Prism Partners III Leveraged, L.P. and Prism Partners IV Leveraged Offshore Fund (collectively, the “Weintraub Investors”), which are affiliates of Weintraub Capital Management, L.P.

All of the shares of common stock of the Company offered by the selling stockholders in this prospectus were originally issued by the Company to the selling stockholders on September 28, 2012 at the closing of the transactions contemplated by the Purchase Agreements.  Pursuant to the Purchase Agreements, the selling stockholders have agreed that so long as they hold shares of the common stock offered herein, they will not, and will not permit any of their affiliates to, “act in concert” (within the meaning of C.F.R. §238.21(b)(2) or (D)) with any Person (including any of its affiliates) to knowingly participate in joint activity or parallel action towards a common goal of acquiring control of the Company, whether or not pursuant to an express agreement, such that it would result in the selling stockholders or any of their affiliates to be determined by the Federal Reserve to (1) have the power to exercise a controlling influence over the management or policies of the Company or any subsidiary, (2) have acquired, or to be attempting to acquire, “control” (as such term is used in 12 CFR Part 238) of the Company or any subsidiary, or otherwise be required to register as a savings and loan holding company, as such term is defined in 12 C.F.R. § 238.2(m), (3) be an “affiliate” (as defined under 12 C.F.R. § 238.2(a)) of any subsidiary, such that any transactions between such selling stockholders and such subsidiary would be subject to compliance with §§ 23A and 23B of the Federal Reserve Act or Regulation W, 12 C.F.R. Part 223, or (4) be an “insider” (as defined in 12 C.F.R. § 215.2) of the Company or any subsidiary such that any transactions between such selling stockholders and their affiliates, on the one hand, and the Company and such subsidiary, on the other, would be subject to compliance with Regulation O of 12 C.F.R. § 215.

Under the Purchase Agreements, if the Company intends to redeem or repurchase its common stock from any holder of shares of common stock of the Company and such redemption or repurchase will not be offered to the holders (including the selling stockholders) of substantially all of the outstanding shares of common stock of the Company on a pro-rata-basis (a “Non-Pro-Rata Stock Repurchase”) and such Non-Pro-Rata Stock Repurchase would result in the Altamont Investor’s, the Wellington Investors’, the Brookside Investor’s, the Philadelphia Investors’, any Individual Investor’s, the Harvest Investors’, the JTH Investor’s or the Weintraub Investors’ ownership of common stock of the Company to exceed 9.999% (or, in the case of NetSpend, 4.999%) of the total outstanding shares of common stock of the Company, then such selling stockholder or selling stockholders, as applicable, shall use commercially reasonable efforts to sell that number of shares of common stock of the Company that would result in such selling stockholder’s or selling stockholders’ (including affiliates of such selling stockholder or selling stockholders) collective ownership of shares of common stock of the Company to not exceed 9.999% (or, in the case of NetSpend, 4.999%) of the total outstanding shares of common stock of the Company, pursuant to the terms and conditions set forth in the Purchase Agreements.  The Company has agreed to pay the selling stockholders who are required to sell any excess shares of common stock of the Company as a result of a Non-Pro-Rata Stock Repurchase the amount by which, with respect to each excess share sold, (1) the trailing 20-trading day average closing bid prices of the Company’s common stock prior to the date of such sale (or, if such sale occurs within 18 months of the closings of the private placements, $21.91 per share (which is the price paid to the Company under the Purchase Agreements) if greater than such average) exceeds (2) the closing price of the Company’s common stock on a national exchange on the date of the sale of such excess share.

Pursuant to the Purchase Agreements, each of the Altamont Investor, the Wellington Investors, the Brookside Investor, the Philadelphia Investors, each Individual Investor, the Harvest Investors, the JTH Investor, NetSpend and the Weintraub Investors has agreed that during the two-year period commencing on September 28, 2012 (and, in the case of the Wellington Investors, subject to them and their affiliates also continuing to own at least 5% of the Company’s common stock then outstanding), it will not, and will not permit any of its affiliates to, (1) acquire (or beneficially own) any securities in the Company, its subsidiaries or controlled affiliates if such selling stockholder or selling stockholders, as applicable, would then beneficially own more than 9.99% (or, in the case of NetSpend, 4.99%) of the Company’s common stock then outstanding, (2) engage in a tender offer or other business combination with the Company, its subsidiaries or controlled affiliates or any division or line of business thereof, (3) engage in any extraordinary transaction with respect to the Company, its subsidiaries or controlled affiliates or any division thereof, (4) engage in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company, (5) form or join a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the securities of the Company, its subsidiaries or controlled affiliates, (6) act alone or in concert to seek to control the management, the board of directors or the policies of the Company, its subsidiaries or controlled affiliates, except with respect to the Altamont Investor and the Brookside Investor, as otherwise set forth in the separate Investor Rights Agreements entered into by the Company with the Altamont Investor and the Brookside Investor, (7) take any action that would reasonably be expected to force the Company to make a public announcement regarding the matters set forth in subsections (1) through (4) above, and (8) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

The Investor Rights Agreements (1) provide the Altamont Investor and the Brookside Investor with the right to periodically meet with certain members of the Company’s management to discuss the operations, business and affairs of the Company and its subsidiaries and to receive certain monthly financial statements, in each case so long as the Altamont Investor (or its affiliates) or the Brookside Investor (or its affiliates), as applicable, continue to hold at least 75% of the shares of the Company’s common stock purchased, and (2) contains provisions relating to the Company providing the Altamont Investor and the Brookside Investor with customary assistance as the Altamont Investor or the Brookside Investor, as applicable, may reasonably request under certain circumstances in connection with a potential sale to a purchaser of at least 50% of the shares of the Company’s common stock purchased.  As to the Altamont Investor, the respective ownership percentages above include the shares purchased by it from the Company in the May 2012 private placements.

Under the terms of the registration rights agreements entered into pursuant to the Purchase Agreements, the Company agreed to register for resale by the selling stockholders the shares of common stock that the Company issued pursuant to the Purchase Agreements.  The Company agreed to prepare and file with the SEC the registration statement within 30 days following the closings on September 28, 2012 and to use commercially reasonable efforts to cause such registration statement to be declared effective within 120 days of such closings.  The Company is obligated to pay to the selling stockholders liquidated damages in certain circumstances.

Unrelated to the Purchase Agreement with NetSpend, since 2005, NetSpend Corporation (a wholly owned subsidiary of NetSpend) and the Bank have had commercial arrangements whereby NetSpend Corporation has served as a program manager and processor of prepaid debit card programs issued by the Bank.  In addition, beginning in 2009, NetSpend Corporation and the Bank were parties to a marketing arrangement whereby NetSpend marketed iAdvance products to existing and prospective cardholders. The Bank discontinued the iAdvance program in October 2010.

The table below sets forth information with respect to the selling stockholders and the shares of the Company’s common stock beneficially owned by the selling stockholder as of October 4, 2012 that may from time to time be offered or sold pursuant to this prospectus.  The percentages of shares owned before the offering are based on the 5,443,645 shares of our common stock outstanding as of October 1, 2012.  The information regarding shares beneficially owned after the offering assumes the sale of all shares offered hereunder by the selling stockholders and that the selling stockholders do not acquire any additional shares.  Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary.  The selling stockholders may offer all, some or none of their shares of common stock registered hereunder.  We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock registered hereunder.  In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.  Certain shares of common stock set forth in the table below which are not being offered for sale hereunder by the Altamont Investor and the Philadelphia Investors are registered under another effective registration statement.

	Shares Beneficially Owned Before the Offering		Number of Shares Being	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percent	Offered	Number	Percent
ACP MFG Holdings, LLC (1)	541,250	9.94%	171,250	370,000	6.80%
Bay Pond Partners, L.P. (2)	232,400	4.27%	232,400	—	—%
Bay Pond Investors (Bermuda) L.P. (2)	140,800	2.59%	140,800	—	—%
Ithan Creek Master Investment Partnership (Cayman) II, L.P. (2)	13,500	0.25%	13,500	—	—%
Ithan Creek Master Investors (Cayman) L.P. (2)	56,500	1.04%	56,500	—	—%
Wolf Creek Partners, L.P. (2)	49,500	0.91%	49,500	—	—%
Wolf Creek Investors (Bermuda) L.P. (2)	42,800	0.79%	42,800	—	—%
BEP Meta LLC (3)	270,350	4.97%	270,350	—	—%
Boathouse Row I, LP (4)	137,962	2.53%	28,095	109,867	2.02%
Boathouse Row II, LP (4)	43,039	0.79%	9,263	33,776	0.62%
Boathouse Row Offshore, Ltd. (4)	294,267	5.41%	62,642	231,625	4.25%
Greg Gersack (5)	25,000	0.46%	25,000	—	—%
Stephen G. Skiba	20,000	0.37%	20,000	—	—%
Robert B. Cook Trust U/A/D May 5, 2005(6)	5,000	0.09%	5,000	—	—%
Harvest Opportunity Partners II, L.P. (7)	42,500	0.78%	42,500	—	—%
Harvest Diversified Partners, L.P. (7)	5,000	0.09%	5,000	—	—%
Harvest Opportunity Partners Offshore Fund, Ltd. (7)	2,500	0.05%	2,500	—	—%
JTH Financial, LLC (8)	136,000	2.50%	136,000	—	—%
NetSpend Holdings, Inc.	200,000	3.67%	50,000	150,000	2.76%
Prism Partners I, L.P. (9)	20,000	0.37%	20,000	—	—%
Prism Partners III Leveraged, L.P. (9)	66,000	1.21%	66,000	—	—%
Prism Partners IV Leveraged Offshore Fund (9)	114,000	2.09%	114,000	—	—%

(1)
The investment and voting decisions of ACP MFG Holdings, LLC are made by the members of its Board of Managers, consisting of Jesse Rogers, Randall Eason, Casey Lynch and Keoni Schwartz.  ACP Investment Fund, L.P. (“ACP Investment Fund”) has the sole power to appoint members of the Board of Managers of ACP MFG Holdings, LLC.  ACP Investment Fund GP, L.P. (“ACP GP”) is the general partner of ACP Investment Fund.  ACP Investment Fund Management, LLC (“ACP Management”) is the general partner of ACP GP.  The investment and voting decisions of ACP Management are made by its members, and no member holds sole control of such investment or voting decisions.  The members of ACP Management are Jesse Rogers, Randall Eason, Casey Lynch and Keoni Schwartz.

(2)
Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940 as amended. Wellington Management, in such capacity, may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the shares held by its client accounts, including Bay Pond Partners, L.P., Bay Pond Investors (Bermuda) L.P., Ithan Creek Master Investment Partnership (Cayman) II, L.P., Ithan Creek Master Investors (Cayman) L.P., Wolf Creek Partners, L.P. and Wolf Creek Investors (Bermuda) L.P. Each of these selling stockholders has indicated that it may be deemed to be an affiliate of a registered broker-dealer and has represented that it acquired its securities in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(3)
Brookside Equity Partners LLC, as manager of BEP Meta LLC, has the right to vote or dispose of the securities held by BEP Meta LLC.  Donald L. Hawks III and Raymond F. Weldon are the members of Brookside Equity Partners LLC, and collectively make the investment and voting decisions with respect to securities beneficially owned by Brookside Equity Partners LLC.

(4)
Boathouse Row I, LP, Boathouse Row II, LP and Boathouse Row Offshore, Ltd. are private investment funds of which Philadelphia Financial Management of San Francisco, LLC (“PFM”) is the general partner and/or investment manager. Jordan Hymowitz, Justin Hughes and Rachael Clarke of PFM make investment and voting decisions as to the securities held by these investment funds.

(5)
Greg Gersack has indicated that he may be deemed to be an affiliate of a registered broker-dealer and has represented that he acquired the securities in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(6)	Robert B. Cook is the trustee of the Robert B. Cook Trust U/A/D May 5, 2005 (the "Trust") and, in such capacity, has the sole power to vote and dispose of all securities held by the Trust.

(7)
Harvest Capital Strategies LLC (“Harvest Capital”) is the general partner/investment manager of each of Harvest Opportunity Partners II, L.P., Harvest Diversified Partners, L.P. and Harvest Opportunity Partners Offshore Fund, Ltd.  Harvest Capital has the power to vote and dispose of all securities held by each of these entities.  Joseph Jolson makes investment and voting decisions as to the securities held by each of these entities.  Each of Harvest Opportunity Partners II, L.P., Harvest Diversified Partners, L.P. and Harvest Opportunity Partners Offshore Fund, Ltd. has indicated that it may be deemed to be an affiliate of a registered broker-dealer and has represented that it acquired its securities in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(8)	JTH Financial, LLC is a subsidiary of JTH Holding Inc. (NASDAQ: TAX).

(9)
Weintraub Capital Management LP (“Weintraub Capital”) is the general partner of Prism Partners I, L.P. and Prism Partners III Leveraged L.P. and the investment adviser for Prism Partners IV Leveraged Offshore Fund.  Weintraub Capital has the power to vote and dispose of all securities held by each of these entities. Jerald M. Weintraub makes investment and voting decisions with respect to the securities held by each of these entities.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell their shares of the Company’s common stock from time to time in one or more of the following manners:

•	on the NASDAQ Stock Market or any exchange or market on which shares of the Company’s common stock are listed or quoted;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	for settlement of short sales, or through long sales, options or hedging transactions involving cross or block trades;

•	by pledge to secure debts and other obligations;

•
in block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as a principal to facilitate the transaction;

•	in purchases by one or more underwriters on a firm commitment or best efforts basis;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•
in a special offering, an exchange distribution or a secondary distribution in accordance with the applicable rules of the NASDAQ Stock Market or of any stock market on which shares of the Company’s common stock may be listed;

•	through a combination of any of these transactions; or

•	in any other method permitted pursuant to applicable law.

The selling stockholders may use broker-dealers to sell their shares of the Company’s common stock.  In connection with such sales the broker-dealers may either receive discounts, concessions or commissions from the selling stockholders, or they may receive commissions from purchasers of shares of the Company’s common stock for whom they acted as agents.  In order to comply with the securities laws of certain states, the selling stockholders may sell their shares of the Company’s common stock only through registered or licensed broker-dealers.

The selling stockholders and any agents or broker-dealers that the selling stockholders use to sell their shares of the Company’s common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount, concession or commission received by them or any profit on the resale of shares as principal may be deemed to be an underwriting discount or commission under the Securities Act.  Because the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in the distribution of their shares of the Company’s common stock described in this prospectus and/or any applicable prospectus supplement will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, the anti-manipulation provisions of Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of such shares by the selling stockholders or any other person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares offered by the selling stockholder pursuant to this prospectus and/or any applicable prospectus supplement to engage in market-making activities with respect to the particular shares being distributed.  All of the foregoing may affect the marketability of the shares offered by the selling stockholders pursuant to this prospectus and/or any applicable prospectus supplement and the ability of any person or entity to engage in market-making activities with respect to such shares.

Under the registration rights agreements entered into with each of the selling stockholders, we are required to pay certain fees and expenses incurred by us incident to the registration of the shares.  In addition, the Company has agreed to indemnify the selling stockholders, to the extent permitted by law, against all losses, claims, damages, liabilities and expense caused by (1) any untrue statement or alleged untrue statement of a material fact contained in this prospectus, including any related preliminary prospectus or final prospectus or any amendments or supplements thereto, (2) the omission or alleged omission to state herein a material fact required to be stated herein, or necessary to make the statements herein not misleading, or (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law in connection with the registration of the common stock; provided, that the indemnity shall not apply to any selling stockholder with respect to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a violation which occurs (1) solely in reliance upon and in conformity with written information furnished expressly for use in connection with this prospectus by any such selling stockholder, (2) as a result of any failure of such selling stockholder to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, or (3) as a result of a violation by such selling stockholder of such selling stockholder’s obligations to suspend sales of the common stock upon receipt of written notice from the Company that this prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary to make the statements herein not misleading (a “Misstatement”), until such selling stockholder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such selling stockholder is advised in writing by the Company that the use of this prospectus may be resumed.

DESCRIPTION OF COMMON STOCK

The 13,000,000 shares of capital stock authorized by the Company’s Certificate of Incorporation, as amended, are divided into two classes, consisting of 10,000,000 shares of common stock (par value $.01 per share) authorized, of which 5,443,645 shares were outstanding as of October 1, 2012, and 3,000,000 shares of serial preferred stock (par value $.01 per share), of which none have been issued.

Each share of the Company’s common stock has the same relative rights and is identical in all respects with each other share of the Company’s common stock.  The Company’s common stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC.

Under Delaware law, the holders of the Company’s common stock possess exclusive voting power in the Company.  Each stockholder is entitled to one vote for each share held on all matters voted upon by stockholders, subject to the restrictions on acquisitions of stock and related takeover defensive provisions set forth in the Company’s Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws (see below for a summary).  If the Company issues preferred stock, holders of the preferred stock may also possess voting rights.

The following summary is not complete.  You should refer to the applicable provision of the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of the Company’s common stock.

Liquidation or Dissolution.  In the event of the liquidation or dissolution of the Company, the holders of the Company’s common stock are entitled to receive — after payment or provision for payment of all debts and liabilities of the Company (including all deposits in the Bank and accrued interest thereon) and after the distribution to certain eligible account holders who continue their deposit accounts at the Bank — all assets of the Company available for distribution, in cash or in kind.  If the Company issues preferred stock, the holders thereof may have a priority interest over the holders of the Company’s common stock in the event of liquidation or dissolution.

No Preemptive Rights.  Holders of the Company’s common stock are not entitled to preemptive rights with respect to any shares of the Company’s common stock which may be issued.  The Company’s common stock is not subject to call for redemption and each outstanding share of the Company’s common stock is fully paid and nonassessable.

Unissued Stock.  The authorized but unissued and unreserved shares of the Company’s common stock are available for general corporate purposes including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, in a future underwritten or other public offering or under an employee stock ownership plan.  Except as described above, or as otherwise required to approve the transaction in which the additional authorized shares of the Company’s common stock would be issued, no stockholder approval will be required for the issuance of these shares of the Company’s common stock.  The board of directors of the Company, without stockholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Company’s common stock.

Transfer Agent. The Company’s transfer agent for the common stock is Registrar and Transfer Company.

Certain Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions.  The following discussion is a general summary of certain material provisions in the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, which may be deemed to have an “anti-takeover” effect and could potentially discourage or even prevent a bid for the Company, which might otherwise result in stockholders receiving a premium for their stock.

The Company’s Certificate of Incorporation, as amended, provides that the board of directors of the Company will be divided into three classes, with directors in each class elected for three-year staggered terms.  Thus, it would take two annual elections to replace a majority of the board of directors.  The size of the Company’s board of directors may be increased or decreased only by a majority vote of the board of directors and any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office.  The stockholders of the Company do not have cumulative voting rights in the election of directors and a director may only be removed for cause by the affirmative vote of 75% of the shares of stock eligible to vote.  The Certificate of Incorporation, as amended, further provides that to be eligible to serve as a director, persons must meet certain eligibility criteria.  The Company’s Amended and Restated Bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

The Company’s Certificate of Incorporation, as amended, further provides that a special meeting of the Company’s stockholders may be called only pursuant to a resolution adopted by a majority of the board of directors.

The Company’s Certificate of Incorporation, as amended, also authorizes the Company’s board of directors to issue preferred stock from time to time in one or more series subject to applicable provisions of law.  In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not approve, it might be possible for the Company’s board of directors to authorize the issuance of a series of the Company’s preferred stock with rights and preferences that would impede the completion of such a transaction.

The Company’s Certificate of Incorporation, as amended, further provides that in no event shall any record owner of any outstanding common stock which is beneficially owned (pursuant to Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, by a person who beneficially owns in excess of 10% of the then-outstanding shares of the Company’s common stock (the “Limit”) be entitled or permitted to any vote in respect of the shares of the Company’s common stock held in excess of the Limit.

The Company’s Certificate of Incorporation, as amended, also requires that certain business combinations, as defined therein, between the Company (or any majority-owned subsidiary thereof) and a 10% or more stockholder either (1) be approved by at least 75% of the total number of outstanding shares of the Company’s voting stock, voting as a single class, (2) be approved by a majority of the disinterested directors of the board of directors or (3) involve consideration per share of stock generally equal to that paid by such 10% stockholder when it acquired its block of stock.

Finally, amendments to the Company’s Certificate of Incorporation, as amended, must be approved by a two-thirds vote of the Company’s board of directors and also by a majority of the outstanding shares of the Company’s voting stock; provided, however, that approval by at least 75% of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to number, classification, election and removal of directors; amendment of bylaws; call of special stockholder meetings; offers to acquire and acquisitions of control; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the Company’s Certificate of Incorporation, as amended).  The Company’s Amended and Restated Bylaws may be amended by a majority of the board of directors or the affirmative vote of at least 75% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

LEGAL MATTERS

The validity of the Company’s common stock to be offered by the selling stockholders will be passed upon for the Company by Katten Muchin Rosenman LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Meta Financial as of September 30, 2011 and 2010, and for each of the years in the three-year period ended September 30, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2011, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows Meta Financial to “incorporate by reference” information into this document. This means that Meta Financial can disclose important information by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that Meta Financial has previously filed with the SEC.  The documents contain important information about Meta Financial and its financial condition.

Meta Financial’s Filings (File No. 0-22140)	Period

Annual Report on Form 10-K and Form 10-K/A (including portions of the Proxy Statement for the 2012 annual stockholders meeting incorporated by reference)	Year ended September 30, 2011
Quarterly Reports on Form 10-Q	Quarters ended December 31, 2011, March 31, 2012 and June 30, 2012
Current Reports on Form 8-K	Filed on October 12, 2011, November 30, 2011, February 3, 2012, February 28, 2012, May 11, 2012, May 29, 2012, August 20, 2012, August 27, 2012, September 7, 2012 and October 1, 2012
Registration Statement on Form 8-A (description of the common stock)	Filed on July 23, 1993

Meta Financial also incorporates by reference additional documents that Meta Financial may file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document.  Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.  For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses payable by the Company in connection with the filing of this registration statement.  All amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$5,103
Printing expenses	1,000
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Total	$46,103

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.  No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions or for any transaction from which the director derived an improper personal benefit.

Article ELEVENTH of the Company’s Certificate of Incorporation, as amended (“Article ELEVENTH”), provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, including, without limitation, any subsidiary, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (or to any employee or agent of the Company that a majority of disinterested directors of the Company grants the rights provided by Article ELEVENTH) (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent provided by the DGCL, as amended (to the extent such amendment permits the Company to provide broader indemnification rights than such law permitted prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, with respect to Proceedings to enforce rights to indemnification (except suits brought under certain circumstances by the Indemnitee against the Company to recover unpaid amounts of claims), the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Company.

The right to indemnification conferred by Article ELEVENTH includes the right of the Indemnitee to be advanced expenses by the Company; provided, however, that an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, that such Indemnitee is not entitled to be indemnified for such expenses under Article ELEVENTH or otherwise.

Article ELEVENTH also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The Company’s Amended and Restated Bylaws contain no provisions in relation to the indemnification of directors and officers of the Company.

Item 16.	Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on the 4th day of October, 2012.

META FINANCIAL GROUP, INC.

By:	/s/ J. Tyler Haahr
	Name:	J. Tyler Haahr
	Title:	Chairman of the Board, President and Chief
Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Tyler Haahr or David W. Leedom, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chairman of the Board, President and	October 4, 2012
/s/ J. Tyler Haahr	Chief Executive Officer
J. Tyler Haahr	(Principal Executive Officer)

/s/ E. Thurman Gaskill	Vice Chairman	October 4, 2012
E. Thurman Gaskill

/s/ Bradley C. Hanson	Director	October 4, 2012
Bradley C. Hanson

/s/ Frederick V. Moore	Director	October 4, 2012
Frederick V. Moore

S-1

Signature	Title	Date

/s/ Troy Moore III	Director	October 4, 2012
Troy Moore III

/s/ Rodney G. Muilenburg	Director	October 4, 2012
Rodney G. Muilenburg

/s/ Jeanne Partlow	Director	October 4, 2012
Jeanne Partlow

/s/ David W. Leedom	Executive Vice President and	October 4, 2012
David W. Leedom	Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.		Description

4.1		Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed February 19, 2010 (Commission File No. 333-164997))
4.2
Securities Purchase Agreement by and between Meta Financial Group, Inc. and ACP MFG Holdings, LLC, dated as of August 16, 2012 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed August 20, 2012 (Commission File No. 0-22140))

4.3
Registration Rights Agreement by and between Meta Financial Group, Inc. and ACP MFG Holdings, LLC, dated as of September 28, 2012 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed October 1, 2012 (Commission File No. 0-22140))

4.4
Securities Purchase Agreement by and among Meta Financial Group, Inc., Bay Pond Partners, L.P., Wolf Creek Partners, L.P., Bay Pond Investors (Bermuda) L.P., Wolf Creek Investors (Bermuda) L.P., Ithan Creek Master Investment Partnership (Cayman) II, L.P., and Ithan Creek Master Investors (Cayman) L.P., dated as of August 16, 2012, (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed August 20, 2012 (Commission File No. 0-22140))

4.5
Registration Rights Agreement by and among Meta Financial Group, Inc., Bay Pond Partners, L.P., Wolf Creek Partners, L.P., Bay Pond Investors (Bermuda) L.P., Wolf Creek Investors (Bermuda) L.P., Ithan Creek Master Investment Partnership (Cayman) II, L.P., and Ithan Creek Master Investors (Cayman) L.P., dated as of September 28, 2012 (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed October 1, 2012 (Commission File No. 0-22140))

4.6
Securities Purchase Agreement by and between Meta Financial Group, Inc. and BEP Meta LLC, dated as of August 16, 2012 (incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed August 20, 2012 (Commission File No. 0-22140))

4.7
Registration Rights Agreement by and between Meta Financial Group, Inc. and BEP Meta LLC, dated as of September 28, 2012 (incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed October 1, 2012 (Commission File No. 0-22140))

4.8
Securities Purchase Agreement by and among Meta Financial Group, Inc., Boathouse Row I, LP, Boathouse Row II, LP, and Boathouse Row Offshore, Ltd., dated as of August 16, 2012 (incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed August 20, 2012 (Commission File No. 0-22140))

4.9
Registration Rights Agreement by and among Meta Financial Group, Inc., Boathouse Row I, LP, Boathouse Row II, LP, and Boathouse Row Offshore, Ltd., dated as of September 28, 2012 (incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed October 1, 2012 (Commission File No. 0-22140))

4.10	6
Securities Purchase Agreement by and among Meta Financial Group, Inc., Greg Gersack, Stephen G. Skiba and Robert B. Cook Trust U/A/D May 5, 2005, dated as of August 16, 2012 (incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed August 20, 2012 (Commission File No. 0-22140))

4.11	6
Registration Rights Agreement by and among Meta Financial Group, Inc., Greg Gersack, Stephen G. Skiba and Robert B. Cook Trust U/A/D May 5, 2005, dated as of September 28, 2012 (incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed October 1, 2012 (Commission File No. 0-22140))

4.12	6
Securities Purchase Agreement by and among Meta Financial Group, Inc., Harvest Opportunity Partners II, L.P., Harvest Diversified Partners, L.P., and Harvest Opportunity Partners Offshore Fund, Ltd., dated as of August 16, 2012 (incorporated by reference to Exhibit 99.7 to the Registrant’s Current Report on Form 8-K filed August 20, 2012 (Commission File No. 0-22140))

4.13	6
Registration Rights Agreement by and among Meta Financial Group, Inc., Harvest Opportunity Partners II, L.P., Harvest Diversified Partners, L.P., and Harvest Opportunity Partners Offshore Fund, Ltd., dated as of September 28, 2012 (incorporated by reference to Exhibit 99.7 to the Registrant’s Current Report on Form 8-K filed October 1, 2012 (Commission File No. 0-22140))

4.14
Securities Purchase Agreement by and between Meta Financial Group, Inc. and JTH Financial, LLC, dated as of August 16, 2012 (incorporated by reference to Exhibit 99.8 to the Registrant’s Current Report on Form 8-K filed August 20, 2012 (Commission File No. 0-22140))

4.15
Registration Rights Agreement by and between Meta Financial Group, Inc. and JTH Financial, LLC, dated as of September 28, 2012 (incorporated by reference to Exhibit 99.8 to the Registrant’s Current Report on Form 8-K filed October 1, 2012 (Commission File No. 0-22140))

4.16
Securities Purchase Agreement by and between Meta Financial Group, Inc. and NetSpend Holdings, Inc., dated as of August 16, 2012 (incorporated by reference to Exhibit 99.9 to the Registrant’s Current Report on Form 8-K filed August 20, 2012 (Commission File No. 0-22140))

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4.17
Registration Rights Agreement by and between Meta Financial Group, Inc. and NetSpend Holdings, Inc., dated as of September 28, 2012 (incorporated by reference to Exhibit 99.9 to the Registrant’s Current Report on Form 8-K filed October 1, 2012 (Commission File No. 0-22140))

4.18	6
Securities Purchase Agreement by and among Meta Financial Group, Inc., Prism Partners I, L.P., Prism Partners III Leveraged, L.P., and Prism Partners IV Leveraged Offshore Fund, dated as of August 16, 2012 (incorporated by reference to Exhibit 99.10 to the Registrant’s Current Report on Form 8-K filed August 20, 2012 (Commission File No. 0-22140))

4.19	6
Registration Rights Agreement by and among Meta Financial Group, Inc., Prism Partners I, L.P., Prism Partners III Leveraged, L.P., and Prism Partners IV Leveraged Offshore Fund, dated as of September 28, 2012 (incorporated by reference to Exhibit 99.10 to the Registrant’s Current Report on Form 8-K filed October 1, 2012 (Commission File No. 0-22140))

5.1	*	Opinion of Katten Muchin Rosenman LLP
23.1	*	Consent of KPMG LLP, independent registered public accounting firm
23.2		Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page)

*	Filed herewith

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